Exhibit 99.1

ICON LEASING FUND

TWELVE, LLC

PORTFOLIO OVERVIEW

THIRD QUARTER

2011

Letter from the CEOs                                                                                                                                  As of December 19, 2011

Dear investor in ICON Leasing Fund Twelve, LLC:

We write to briefly summarize our activity for the third quarter of 2011.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual, and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As of September 30, 2011, Fund Twelve was in its operating period.  As of September 30th, Fund Twelve had invested $331,178,918 of capital in $698,837,1801 worth of business-essential equipment and corporate infrastructure.  We invested $8,287,552 in total equity in 20112.

In the third quarter of 2011, Fund Twelve, through a joint venture owned 49.54% by us, borrowed approximately $10,628,000 from Wells Fargo Equipment Finance, Inc. pursuant to a non-recourse loan agreement.  The loan is secured by, among other things, a first priority security interest in the eight Ariel gas compressors subject to lease with Atlas Pipeline Mid-Continent, LLC.

In addition, on September 23, 2011, we, through a joint venture owned 51% by us, sold the Aframax product tanker, the Mayon Spirit, to an unaffiliated third party for proceeds of approximately $8,200,000. The third-party debt of approximately $4,000,000 was satisfied.

We believe our portfolio is performing well and that there will continue to be many opportunities to deploy equity in well structured deals collateralized by business-essential equipment and corporate infrastructure.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments as well as more information regarding Fund Twelve’s operations to date.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1	Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP.
2	Pursuant to Fund Twelve’s financials, prepared in accordance with US GAAP.

ICON Leasing Fund Twelve, LLC

Third Quarter 2011 Portfolio Overview

We are pleased to present ICON Leasing Fund Twelve, LLC’s (the “Fund”) Portfolio Overview for the third quarter of 2011.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $347,686,947 commencing with our initial offering on May 7, 2007 through the closing of our offering on April 30, 2009.

Our operating period commenced in May 2009, during which time we will continue to seek to finance equipment subject to lease or to structure financings secured primarily by equipment.  Cash generated from these investments is used to make distributions to our members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Recent Transactions

•
On September 14, 2011, we, through a joint venture owned 49.54% by us, borrowed approximately $10,628,000 from Wells Fargo Equipment Finance, Inc. pursuant to a non-recourse loan agreement.  The loan is secured by, among other things, a first priority security interest in the eight Ariel gas compressors (the “Compressors”) subject to lease with Atlas Pipeline Mid-Continent, LLC (“Atlas”).  The loan matures on September 1, 2013 and bears interest at 4.08% per year throughout the term of the loan.

•
On September 23, 2011, we, through a joint venture owned 51% by us, sold the Aframax product tanker, the Mayon Spirit, to an unaffiliated third party for proceeds of approximately $8,200,000. The third-party debt of approximately $4,000,000 was satisfied.

•
On November 30, 2011, at the expiration of the leases and in accordance with their terms, we sold telecommunications equipment subject to leases with Global Crossing Telecommunications, Inc. (“Global Crossing”) to Global Crossing for the aggregate amount of approximately $3,727,000.  We received gross cash-on-cash returns ranging from approximately 132% to 138% in rental and sale proceeds related to these investments.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates and third parties.  As of September 30, 2011, our portfolio consisted primarily of the following investments.

•
A 25% interest in two Aframax tankers, Eagle Otome and Eagle Subaru (the “Tankers”), and two Very Large Crude Carriers, Eagle Virginia and Eagle Vermont (the “VLCCs”). The Tankers were each acquired for a purchase price of $13,000,000, comprised of $4,000,000 in cash and $9,000,000 in a non-recourse loan and are subject to thirty-six month bareboat charters with AET, Inc. Limited (“AET”).  The VLCCs were each acquired for a purchase price of $72,000,000, comprised of $17,000,000 in cash and $55,000,000 in a non-recourse loan and are subject to one hundred twenty month bareboat charters with AET.  The obligations of AET under the bareboat charters are guaranteed by AET’s parent company, AET Tanker Holdings Sdn. Bhd.  On April 5, 2011, $22,000,000 of subordinated non-recourse long term debt was borrowed from an unaffiliated third-party related to this investment. The loan is for a period of sixty months and may be extended for an additional twelve months.

•
Telecommunications equipment that is subject to leases with Global Crossing.  We paid approximately $25,153,000 for the equipment and the leases are set to expire at various times through March 31, 2012.  In connection with these leases, we borrowed approximately $12,449,000 from CapitalSource Bank.  The loan is payable through March 1, 2012 and bears interest at 9% per year.

•
We participated in a $96,000,000 loan facility by making second priority secured term loans to Ocean Navigation 5 Co. Ltd. and Ocean Navigation 6 Co. Ltd. (collectively, “Ocean Navigation”) in the amount of $9,600,000.  The proceeds from the loans were used for the purchase of two Aframax tanker vessels, Shah Deniz and Absheron.  The loans bear interest at 15.25% per year and mature seventy-two months from the delivery date of each vessel.  All of Ocean Navigation’s obligations are guaranteed by its direct and indirect parent companies and affiliates, Palmali Holding Company Limited, Palmali International Holding Company Limited, Palocean Shipping Limited, and Ocean Holding Company Limited.

•
A product tanker vessel, the Ocean Princess, that was purchased from Lily Shipping Ltd. (“Lily Shipping”), a wholly-owned subsidiary of the Ionian Group (“Ionian”), for the purchase price of $10,750,000.  The purchase price consisted of (i) a non-recourse loan in the amount of $5,500,000, (ii) $950,000 in cash and (iii) a subordinated, interest-free $4,300,000 payable to Lily Shipping, which is due upon the sale of the Ocean Princess in accordance with the terms of the bareboat charter.  The Ocean Princess is subject to a sixty month bareboat charter with Lily Shipping.  The obligations of Lily Shipping are guaranteed by Delta Petroleum Ltd., a wholly-owned subsidiary of Ionian.

•
Information technology equipment that is subject to lease with Broadview Networks Holdings, Inc. and Broadview Networks Inc.  We paid approximately $5,025,000 for the equipment and the leases are set to expire between July 31, 2014 and March 31, 2015.

•
We participated in a $171,050,000 loan facility for the purpose of making a $20,124,000 secured term loan to Jurong Aromatics Corporation Pte. Ltd. (“Jurong Aromatics”) for which we have a 25% interest.  The facility will be part of an approximately $2.3 billion financing of the construction and operation of a condensate splitter and aromatics complex on Jurong Island in Singapore (the “Jurong Complex”).  The loan will be made to Jurong Aromatics in two installments prior to February 29, 2012.  The loan will bear interest at 14.25% per year until the earlier of October 31, 2014 and the completion of the Jurong Complex.  Following completion of the Jurong Complex, interest on the loan will bear interest from 12.50% to15.00%.  The loan will be payable on a semi-annual basis, with the first installment maturing on July 16, 2019 and the second installment maturing on January 16, 2021. The loan will be secured by a second priority security interest in all of Jurong Aromatics’ assets which include, among other things, all equipment, plant, and machinery associated with the Jurong Complex.

•
We participated in a £24,800,000 loan facility by making a second priority secured term loan to Quattro Plant Limited (“Quattro Plant”), a wholly-owned subsidiary of Quattro Group Limited (“Quattro Group”).  We contributed £3,190,000 to make the loan.  The loan is secured by (i) all of Quattro Plant’s rail support construction equipment, (ii) all of Quattro Plant’s accounts receivable, and (iii) a mortgage over certain real estate in London, England owned by the majority shareholder of Quattro Plant.  All of Quattro Plant’s obligations under the loan are guaranteed by Quattro Group and its subsidiaries.  The loan bears interest at 20% per year for a period of thirty-three months, which began on January 1, 2010.

•
The pipelay barge, the Leighton Faulkner, that was purchased from Leighton Contractors (Asia) Limited (“Leighton Contractors”) for $20,000,000.  The purchase price consisted of $1,000,000 in cash and $19,000,000 in a non-recourse loan, which included $12,000,000 of senior debt and $7,000,000 of subordinated seller’s credit.  The Leighton Faulkner is subject to a ninety-six month bareboat charter that commenced on January 5, 2010.  The loan has a term of sixty months, with an option to extend for another thirty-six months.  All of Leighton Contractors’ obligations are guaranteed by its ultimate parent company, Leighton Holdings Limited (“Leighton Holdings”), a publicly traded company on the Australian Stock Exchange.

•
A 49.54% interest in the Compressors that were purchased for the aggregate amount of approximately $11,298,000.  The Compressors are subject to a forty-eight month lease with Atlas that expires on August 31, 2013.  The obligations of Atlas are guaranteed by its parent company, Atlas Pipeline Partners, L.P.

•
A saturation diving system that was purchased from Swiber Engineering Ltd. (“Swiber”) for $10,000,000.  The purchase price was comprised of $8,000,000 in cash and a $2,000,000 subordinated seller’s credit.  The diving system is subject to a sixty month lease with Swiber Offshore Construction Pte. Ltd. that is scheduled to expire on June 30, 2014.  All of the lessee’s obligations are guaranteed by its parent company, Swiber Holdings Limited.

•
A 300-man accommodation and work barge, the Swiber Victorious, equipped with a 300-ton pedestal mounted offshore crane, that was purchased for $42,500,000.  The purchase price was comprised of (i) $19,125,000 in cash, (ii) an $18,375,000 contribution-in-kind by Swiber, and (iii) a subordinated, non-recourse and unsecured $5,000,000 payable. The barge is subject to a ninety-six month bareboat charter with Swiber Offshore Marine Pte. Ltd. that commenced on March 24, 2009.

•
We participated in a $20,000,000 loan facility by making a first priority secured term loan to ARAM Rentals Corporation and ARAM Seismic Rentals, Inc. (collectively, the “ARAM Borrowers”). We contributed $11,000,000 to make the loan.  The ARAM Borrowers are wholly-owned subsidiaries of ION Geophysical Corporation (“ION”).  The loans are secured by (i) a first priority security interest in all of the ARAM Borrowers analog seismic system equipment owned by the ARAM Borrowers, and (ii) a pledge of all equity interests in the ARAM Borrowers.  In addition, ION guaranteed all of the obligations of the ARAM Borrowers under the loans.  The loan bears interest at 15% per year for a period of sixty months, beginning on August 1, 2009.

•
Two Aframax product tankers, the Eagle Auriga and the Eagle Centaurus, that were purchased from Aframax Tanker I AS for a total of $82,500,000.  The purchase price was comprised of $27,500,000 in cash and $55,000,000 in non-recourse loans. The Eagle Auriga and the Eagle Centaurus are subject to eighty-four month bareboat charters with AET that expire in November 2013.

•
A 64.30% interest in the Eagle Carina, an Aframax product tanker, which was purchased for $39,010,000.  The purchase price was comprised of $12,010,000 in cash and $27,000,000 in a non-recourse loan.  The Eagle Carina is subject to an eighty-four month bareboat charter with AET that expires on November 14, 2013.

•
A 64.30% interest in the Eagle Corona, an Aframax product tanker, which was purchased for $41,270,000.  The purchase price was comprised of $13,270,000 in cash and $28,000,000 in a non-recourse loan.  The Eagle Corona is subject to an eighty-four month bareboat charter with AET that expires on November 14, 2013.

•
We participated in an $8,000,000 loan facility by making a secured term loan to EMS Enterprise Holdings, LLC, EMS Holdings II, LLC, EMS Engineered Materials Solutions, LLC, EMS CUP, LLC and EMS EUROPE, LLC (collectively, “EMS”).  We contributed $3,200,000 to make the loan.  The loan is secured by, among other things, (i) a first priority security interest in all of EMS’s existing and hereafter acquired U.S. assets, (ii) a first priority mortgage over real property located in Hamburg, Pennsylvania, (iii) a pledge of the equity of EMS, and (iv) a second priority security interest in all of EMS’s accounts receivable and inventory.  The loan bears interest at 13% per year and is payable monthly in arrears for a period of forty-eight months.

•
A 45% interest in a joint venture that owns plastic films and flexible packaging manufacturing equipment for consumer products.  The equipment was purchased for $12,115,000 and is subject to a lease with Pliant Corporation that expires on September 30, 2013.

•
Four promissory notes that are secured by an underlying pool of leases for point of sale equipment. The notes were purchased at a significant discount for the aggregate purchase price of approximately $31,573,000.  Our share of the purchase price was approximately $16,655,000.  The notes bear interest at 9.47% to 9.90% per year and the notes are scheduled to mature at various dates through February 15, 2013.

•
We made a senior secured term loan in the amount of approximately $7,870,000 to Northern Capital Associates XV, L.P. (“NCA XV”) and Northern Capital Associates XIV, L.P. (“NCA XIV”), affiliates of Northern Leasing Systems, Inc. (“Northern Leasing”).  The loan bears interest at 18% per year through November 15, 2013 and is secured by a first priority security interest in an underlying pool of leases for point of sale equipment of NCA XV, a second priority security interest in an underlying pool of leases for point of sale equipment of NCA XIV (subject only to the first priority security interest of our subsidiary) and a limited guaranty from Northern Leasing of up to 10% of the loan amount.

•
An accommodation and work barge, Leighton Mynx, and the pipelay barges, Leighton Stealth and Leighton Eclipse, which were purchased from Leighton Offshore Pte. Ltd. (“Leighton”) for the aggregate amount of $133,000,000, which consisted of $6,200,000 in cash and $126,800,000 in non-recourse loans.  The loans included $79,800,000 of senior debt and $47,000,000 of subordinated seller’s credit.  The Leighton Mynx, Leighton Stealth, and Leighton Eclipse are each subject to ninety-six bareboat charters with Leighton.  The Leighton Mynx was upgraded by installing a helicopter deck, crane, and accommodation unit for $20,000,000.  The upgrades were financed with $2,000,000 in cash and $18,000,000 in non-recourse loans, which includes $4,000,000 of subordinated contractor’s credit and $14,000,000 of senior debt.  The Leighton Mynx also installed a Manitowoc crawler crane for $3,500,000.  The installation of the crane was financed with $1,050,000 in cash and $2,450,000 in a non-recourse loan.  All of Leighton’s obligations are guaranteed by Leighton Holdings.

•
A Bucyrus Erie model 1570 Dragline (the “Dragline”) that was purchased for approximately $12,461,000.  The Dragline is subject to a sixty month lease with Magnum Coal Company and its subsidiaries that commenced on June 1, 2008.

•
Auto parts manufacturing equipment purchased from Sealynx Automotive Transieres SAS (“Sealynx”) that was simultaneously leased back to Sealynx.  We paid approximately $11,626,000 for the equipment.  The lease commenced on March 3, 2008 and is for a period of sixty months.  On December 7, 2010, Sealynx filed for “Redressement Judiciaire,” a proceeding under French law similar to Chapter 11 reorganization under the U.S. Bankruptcy Code.  On May 16, 2011, we entered into an agreement to sell the equipment leased to Sealynx for €3,000,000. The purchase price will be paid in three installments and will accrue interest at a rate of 5.5%. We will retain title to the equipment until the final payment is received on or before June 1, 2013.

•
Fourteen 2009 MCI D4505 passenger buses that were purchased for approximately $5,314,000 from CUSA PRTS, LLC (“CUSA”), an affiliate of Coach America Holdings, Inc. (“Coach”).  The equipment is subject to a lease with CUSA that commenced on April 1, 2009.  The obligations of CUSA under the lease are guaranteed by Coach.  On December 11, 2009, we borrowed approximately $3,207,000 from Wells Fargo Equipment Finance, Inc. pursuant to a non-recourse loan agreement.  The loan is secured by, among other things, a first priority security interest in the buses.  The loan is payable monthly for a period of thirty-eight months, beginning on January 1, 2010 and bears interest at 7.5% per year.

•
A 93.67% interest in a joint venture that owns machining and metal working equipment subject to lease with LC Manufacturing, LLC (“LCM”), MW Crow, Inc. (“MWC”), MW Scott, Inc. (“Scott”), AMI Manchester, LLC, Gallant Steel, Inc. (collectively, “AMI”), and MW General, Inc. (“General”).  Prior to forming the joint venture, we purchased the equipment subject to leases with LCM and MWC for $18,990,000 and our joint venture partner purchased the equipment subject to leases with Scott, AMI, and General for $2,700,000.  The leases expire at various times through December 31, 2013.

•
A 55% interest in a joint venture that owns semiconductor manufacturing equipment.  The total purchase price for the equipment was approximately $15,729,000, of which we paid approximately $8,651,000.  The equipment was subject to a sixty month lease with Equipment Acquisition Resources, Inc. (“EAR”).  EAR’s obligations under the lease were secured by the owner’s real estate located in Jackson Hole, Wyoming, as well as personal guarantees from the owners of EAR.  In October 2009, certain facts came to light that led our Manager to believe that EAR was perpetrating a fraud against EAR’s lenders, including us. On October 23, 2009, EAR filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  On June 2, 2010, we sold a parcel of real property in Jackson Hole, Wyoming for $800,000.  On June 7, 2010, we received judgments in New York State Supreme Court against two principals of EAR who had guaranteed EAR’s lease obligations.  We have had the New York State Supreme Court judgments recognized in Illinois, where the principals live.  On March 16, 2011 and July 8, 2011, we sold certain parcels of real property that were located in Jackson Hole, Wyoming for a net sale price of approximately $1,183,000 and $220,000, respectively.  At this time, it is not possible to determine our ability to collect the amounts due under our leases from EAR’s principals.

•
We participated in an approximately $150,000,000 loan facility by making a secured term loan to Northern Crane Services Inc. (“Northern Crane”) in the aggregate amount of $9,750,000.  The loan is secured by, among other things, a second priority security interest in all of the assets of Northern Crane and its subsidiaries.  The loan bears interest at 15.75% per year for a period of fifty-four months beginning on October 1, 2010.  All of Northern Crane’s and its subsidiaries’ obligations under the loan are guaranteed by their ultimate parent company, NC Services Group Ltd. and its subsidiaries.

•
Two handy-size container vessels, Arabian Express and Aegean Express, which were purchased for the aggregate amount of $51,000,000 from the Vroon Group B.V. (“Vroon”).  The purchase price consisted of a cash payment of approximately $12,300,000 and non-recourse loans in the amount of approximately $38,700,000.  The container vessels are each subject to seventy-two month bareboat charters with subsidiaries of Vroon that commenced on April 24, 2008.  All obligations under the respective bareboat charters are guaranteed by Vroon.

Revolving Line of Credit

On May 10, 2011, the Fund entered into a loan agreement with California Bank & Trust (“CB&T”) for a revolving line of credit of up to $10,000,000 (the “Facility”), which is secured by all of the Fund’s assets not subject to a first priority lien.  Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, on the present value of the future receivables under certain loans and lease agreements in which the Fund has a beneficial interest.

The Facility expires on March 31, 2013 and the Fund may request a one year extension to the revolving line of credit within 390 days of the then-current expiration date, but CB&T has no obligation to extend. The interest rate for general advances under the Facility is CB&T’s prime rate and the interest rate on up to five separate non-prime rate advances that are permitted to be made under the Facility is the 90-day rate at which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market plus 2.5% per year, provided that neither interest rate is permitted to be less than 4.0% per year. In addition, the Fund is obligated to pay a commitment fee based on an annual rate of 0.50% on unused commitments under the Facility.  At September 30, 2011, there were no obligations outstanding under the Facility.

Additional Disclosure

Our distribution coverage ratio1 for the nine months ended September 30, 2011 was approximately 165.79%.  The Fund’s coverage ratio net of fees and operating expenses for the nine months ended September 30, 2011 was 126.56%.   As of September 30, 2011, the Fund maintained a leverage ratio of 1.02:12.  During the third quarter of 2011, we collected 98.93%3 of all scheduled receivables, with the uncollected receivables relating to automotive manufacturing equipment that was previously on lease to Sealynx Automotive Transieres SAS.

1	Distribution coverage ratio is the ratio of inflows from investments divided by paid distributions, not taking into account fees and operating expenses.
2	Pursuant to the Fund’s financials, prepared in accordance with US GAAP. Leverage ratio is defined as total liabilities divided by total equity.
3
Collections as of September 30, 2011.  Excluded are rental amounts owed in connection with our financing arrangement with Equipment Acquisition Resources, Inc., which you can read about in further detail above.

Transactions with Related Parties

We entered into certain agreements with our Manager and with ICON Securities Corp., d/b/a/ ICON Investments (“ICON Investments”), a wholly-owned subsidiary of our Manager, whereby we paid certain fees and reimbursements to those parties.  Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% of capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000, 1.5% of capital raised between $100,000,001 and $200,000,000, 1.0% of capital raised between $200,000,001, and $250,000,000 and 0.5% of capital raised over $250,000,000.  ICON Investments was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction, and (ii) acquisition fees, through the end of the operating period, of 3% of the purchase price of our investments. The purchase price includes the cash paid, indebtedness incurred, assumed, or to which our gross revenues from the investment are subject, or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our Manager or any of its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our Manager or such affiliate from time to time and within generally accepted accounting principles.  In addition, our Manager is reimbursed for administrative expenses incurred in connection with our operations.

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans, and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amount of $84,962 and $254,790 for the three and nine months ended September 30, 2011, respectively.  Additionally, our Manager’s interest in our net income (loss) was $14,708 and $(17,555) for the three and nine months ended September 30, 2011, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

			Three Months Ended September 30,		Nine Months Ended September 30,
Entity	Capacity	Description	2011	2010	2011	2010
ICON Capital Corp.	Manager	Acquisition fees (1)	$-	$1,111,000	$2,585,188	$3,249,400
ICON Capital Corp.	Manager	Administrative expense
		reimbursements (2)	549,121	659,167	2,243,007	2,574,101
ICON Capital Corp.	Manager	Management fees (2)	1,462,053	1,074,426	3,740,482	3,239,542
Total			$2,011,174	$2,844,593	$8,568,677	$9,063,043

(1) Amount capitalized and amortized to operations over the estimated service period in accordance with the Fund's accounting policies.
(2) Amount charged directly to operations.

At September 30, 2011, we had a payable of $239,809 due to our Manager and its affiliates primarily related to administrative expense reimbursements. Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets

	September 30,
	2011	December 31,
	(unaudited)	2010

Current assets:
Cash and cash equivalents	$30,881,111	$29,219,287
Current portion of notes receivable	10,719,119	16,178,391
Current portion of net investment in finance leases	17,523,674	23,535,746
Other current assets	2,297,678	3,303,029
Assets held for sale, net	1,404,465	2,496,163

Total current assets	62,826,047	74,732,616

Non-current assets:
Notes receivable, less current portion	27,427,879	45,393,778
Net investment in finance leases, less current portion	154,441,220	155,010,865
Leased equipment at cost (less accumulated depreciation of
$80,038,011 and $76,473,310, respectively)	235,632,423	301,715,924
Investment in joint ventures	7,970,823	3,864,617
Other non-current assets, net	13,694,611	13,531,780

Total non-current assets	439,166,956	519,516,964

Total Assets	$501,993,003	$594,249,580

Liabilities and Equity

Current liabilities:
Current portion of non-recourse long-term debt	$50,249,514	$56,271,731
Derivative instruments	6,743,653	7,481,194
Deferred revenue	6,069,382	7,063,111
Due to Manager and affiliates	239,809	319,479
Accrued expenses and other current liabilities	3,558,480	2,899,041

Total current liabilities	66,860,838	74,034,556

Non-current liabilities:
Non-recourse long-term debt, less current portion	131,796,302	156,239,574
Other non-current liabilities	54,730,464	53,259,853

Total non-current liabilities	186,526,766	209,499,427

Total Liabilities	253,387,604	283,533,983

Commitments and contingencies

Equity:
Members' Equity:
Additional Members	229,469,505	256,441,129
Manager	(795,272)	(522,927)
Accumulated other comprehensive loss	(7,176,021)	(7,989,946)

Total Members' Equity	221,498,212	247,928,256

Noncontrolling Interests	27,107,187	62,787,341

Total Equity	248,605,399	310,715,597

Total Liabilities and Equity	$501,993,003	$594,249,580

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Revenue:
Finance income	$6,017,824	$6,528,507	$17,890,211	$20,488,557
Rental income	12,569,947	15,034,309	41,947,406	45,970,941
(Loss) income from investment in joint ventures	(1,024,494)	148,193	(1,556,466)	445,396
(Loss) gain on settlement of interfund agreement	-	(1,106,240)	-	1,056,555
(Loss) gain on sale of leased assets	(71,332)	521,909	(71,332)	521,909
Loss on assets held for sale	-	-	-	(297,864)

Total revenue	17,491,945	21,126,678	58,209,819	68,185,494

Expenses:
Management fees - Manager	1,462,053	1,074,426	3,740,482	3,239,542
Administrative expense reimbursements - Manager	549,121	659,167	2,243,007	2,574,101
General and administrative	946,298	666,861	1,952,784	2,064,173
Interest	3,621,822	4,145,052	11,473,071	12,684,046
Depreciation and amortization	7,447,490	8,910,794	24,739,028	27,061,087
Impairment loss	-	-	21,902,458	1,282,568
Vessel operating expense	1,326,362	-	1,326,362	-
Loss on financial instruments	138,672	201,270	186,376	424,347

Total expenses	15,491,818	15,657,570	67,563,568	49,329,864

Net income (loss)	2,000,127	5,469,108	(9,353,749)	18,855,630

Less: Net income (loss) attributable to noncontrolling interests	529,360	2,100,318	(7,598,233)	5,769,104

Net income (loss) attributable to Fund Twelve	$1,470,767	$3,368,790	$(1,755,516)	$13,086,526

Net income (loss) attributable to Fund Twelve allocable to:
Additional Members	$1,456,059	$3,335,103	$(1,737,961)	$12,955,661
Manager	14,708	33,687	(17,555)	130,865

	$1,470,767	$3,368,790	$(1,755,516)	$13,086,526

Weighted average number of additional shares of
limited liability company interests outstanding	348,650	348,650	348,650	348,689

Net income (loss) attributable to Fund Twelve per weighted
average additional share of limited liability company
interests outstanding	$4.18	$9.57	$(4.98)	$37.16

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity
	Additional Shares of Limited Liability Company Interests	Additional Members		Accumulated Other Comprehensive Loss

					Total Members' Equity	Noncontrolling Interests	Total Equity
			Manager
Balance, December 31, 2010	348,650	$256,441,129	$(522,927)	$(7,989,946)	$247,928,256	$62,787,341	$310,715,597

Comprehensive (loss) income:
Net loss	-	(1,269,235)	(12,821)	-	(1,282,056)	(4,141,757)	(5,423,813)
Change in valuation of
derivative instruments	-	-	-	1,145,811	1,145,811	90,447	1,236,258
Currency translation adjustment	-	-	-	303,404	303,404	-	303,404
Total comprehensive (loss) income					167,159	(4,051,310)	(3,884,151)
Cash distributions	-	(8,411,222)	(84,961)	-	(8,496,183)	(1,563,675)	(10,059,858)
Deconsolidation of
noncontrolling interests in
joint ventures	-	-	-	-	-	(17,068,983)	(17,068,983)

Balance, March 31, 2011 (unaudited)	348,650	246,760,672	(620,709)	(6,540,731)	239,599,232	40,103,373	279,702,605

Comprehensive loss:
Net loss	-	(1,924,785)	(19,442)	-	(1,944,227)	(3,985,836)	(5,930,063)
Change in valuation of
derivative instruments	-	-	-	(546,710)	(546,710)	14,334	(532,376)
Currency translation adjustment	-	-	-	96,347	96,347	-	96,347
Total comprehensive loss					(2,394,590)	(3,971,502)	(6,366,092)
Cash distributions	-	(8,411,220)	(84,867)	-	(8,496,087)	(1,206,258)	(9,702,345)

Balance, June 30, 2011 (unaudited)	348,650	236,424,667	(725,018)	(6,991,094)	228,708,555	34,925,613	263,634,168

Comprehensive income:
Net income	-	1,456,059	14,708	-	1,470,767	529,360	2,000,127
Change in valuation of
derivative instruments	-	-	-	57,070	57,070	35,116	92,186
Currency translation adjustment	-	-	-	(241,997)	(241,997)	-	(241,997)
Total comprehensive income					1,285,840	564,476	1,850,316
Cash distributions	-	(8,411,221)	(84,962)	-	(8,496,183)	(8,382,902)	(16,879,085)

Balance, September 30, 2011 (unaudited)	348,650	$229,469,505	$(795,272)	$(7,176,021)	$221,498,212	$27,107,187	$248,605,399

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2011	2010

Cash flows from operating activities:
Net (loss) income	$(9,353,749)	$18,855,630
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Finance income	(12,786,603)	(11,268,132)
Rental income paid directly to lenders by lessees	(25,848,069)	(26,830,477)
Loss (income) from investment in joint ventures	1,556,466	(445,396)
Depreciation and amortization	24,739,028	27,061,087
Interest expense on non-recourse financing paid directly
to lenders by lessees	3,497,207	4,854,316
Interest expense from amortization of debt financing costs	864,804	898,029
Accretion of seller's credit and other	1,805,227	1,672,819
Impairment loss	21,902,458	1,282,568
Gain on settlement of interfund agreement	-	(1,056,555)
Loss (gain) on sale of leased assets	71,332	(521,909)
Loss on assets held for sale, net	-	297,864
Loss on financial instruments	186,376	424,347
Changes in operating assets and liabilities:
Collection of finance leases	29,423,138	22,440,363
Prepaid acquisition fees	(1,282,875)	658,150
Other assets, net	(518,559)	(6,298,377)
Accrued expenses and other current liabilities	43,120	597,886
Deferred revenue	565,102	791,642
Due to/from Manager and affiliates, net	(42,684)	327,663
Distributions from joint venture	440,512	445,396

Net cash provided by operating activities	35,262,231	34,186,914

Cash flows from investing activities:
Purchase of equipment	(2,012,552)	(6,748,123)
Proceeds from sale of equipment	12,349,402	2,962,240
Investment in joint venture	(12,191,868)	-
Distributions received from joint ventures in excess of profits	6,088,684	591,783
Restricted cash	(538,863)	(635,243)
Investment in notes receivable	-	(22,550,000)
Repayment of notes receivable	7,391,255	14,870,621

Net cash provided by (used in) investing activities	11,086,058	(11,508,722)

Cash flows from financing activities:
Proceeds from non-recourse long-term debt	10,628,119	12,448,656
Repayments of non-recourse long-term debt	(18,674,379)	(9,514,596)
Shares of limited liability company interests repurchased	-	(47,129)
Investment in joint ventures by noncontrolling interests	-	2,833,114
Distributions to noncontrolling interests	(11,152,835)	(10,829,983)
Cash distributions to members	(25,488,453)	(25,491,814)

Net cash used in financing activities	(44,687,548)	(30,601,752)

Effects of exchange rates on cash and cash equivalents	1,083	(12,872)

Net increase (decrease) in cash and cash equivalents	1,661,824	(7,936,432)

Cash and cash equivalents, beginning of period	29,219,287	27,075,059

Cash and cash equivalents, end of period	$30,881,111	$19,138,627

ICON Leasing Fund Twelve, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2011	2010

Supplemental disclosure of cash flow information:

Cash paid during the period for interest	$4,146,597	$5,028,579

Supplemental disclosure of non-cash investing and financing activities:

Principal and interest on non-recourse long-term debt
paid directly to lenders by lessees	$25,848,069	$26,830,477

Exchange of equity interests in three consolidated joint ventures for the
proportionate share of certain notes receivable	$17,068,983	$-

Reclassification of net assets from leased equipment at cost to net
investment in finance lease	$9,815,569	$-

Equipment purchased with non-recourse long-term debt paid directly by lender	$-	$28,450,000

Equipment purchased with subordinated financing provided by seller	$-	$11,000,000

Investment in joint venture by noncontrolling interest	$-	$1,051,201

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016.

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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